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                                                                    EXHIBIT 10.6



                   AMENDED AND RESTATED TERMINATION AGREEMENT



         AMENDED AND RESTATED AGREEMENT (this "Agreement"), dated as of October 1, 1996, between 3-D Geophysical, Inc., a Delaware corporation (the "Company"), and John D. White, Jr. ("JD").

         WHEREAS, JD has resigned as an officer of the Company and the Company and JD wish to terminate the Employment Agreement dated February 1996 between them and to provide for JD's advice and assistance in connection with the Company's presently proposed underwritten public offering of Common Stock (the "Offering") and the proposed acquisition of J.R.S. Exploration Company Limited ("J.R.S.");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


         1. Termination. The Employment Agreement between the Company and JD dated February, 1996, and all rights and obligations thereunder, is hereby terminated as of October 1, 1996 (the "Effective Date").


         2.      Consideration.

                 2.1 On January 3, 1997, the Company shall pay to JD $200,000 in a lump sum, in cash, in consideration of JD's advice and assistance in connection with the proposed acquisition of J.R.S.

                 2.2 From the Effective Date until December 31, 1998, the Company shall pay to JD $5,000 a month on the first day of each month in consideration of JD's advice and assistance in connection with the Offering and other financial advisory services to be rendered in the future.

                 2.3 The Company will, to the extent it is entitled to do so under the relevant plan, provide to JD, through December 31, 1998, participation, on the same basis as senior executives of the Company, in accordance with and subject to the respective terms and conditions thereof as to eligibility and otherwise, in the Company's medical, dental, long-term disability and standard life insurance programs (subject to insurability at standard rates, it being understood and agreed that if insurance becomes unavailable at standard rates, the Company shall maintain the insurance provided that the difference in premiums between standard and actual rates is paid by JD).
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                 2.4      The Company shall make available to JD an office at
the Company's New York offices, and such secretarial assistance and general office support as JD may reasonably require, until December 31, 1997, provided that JD shall not, as an officer, engage or participate in any business enterprise that is in whole or substantial part in competition with the Company or any of its subsidiaries during such period.

                 2.5 JD will provide to the Company financial and advisory services in connection with the Offering and the proposed acquisition of J.R.S.


         3.      Confidential Information.

                 3.1 JD agrees that he will not disclose to any person, corporation, firm, partnership or other entity whatsoever (except the Company or any of its subsidiaries or affiliates), or use for his own benefit, any confidential or proprietary information with respect to the Company's trade secrets, financial condition, marketing programs or otherwise related to the Company's business and affairs that JD learned of or had access to as a result of his employment by the Company ("Confidential Information"), which Confidential Information is not in the public domain through no fault of JD's. Notwithstanding anything hereinabove to the contrary, the Company authorizes JD to make disclosure of Confidential Information (x) pursuant to a court order by a court of competent jurisdiction, or (y) to any authority exercising executive, legislative, regulatory or administrative functions of or pertaining to a government having jurisdiction with respect to the Company or JD.

                 3.2 The Company shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security and without proving that damages would not be an adequate remedy, enjoining or restraining JD from any material violation or threatened material violation of Section 3.1 and JD hereby consents to the issuance of such injunction. If any of the restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or scope thereof or otherwise, then the parties hereto contemplate that the court shall reduce such extent, duration, scope or other provision hereof and enforce this Section 3 in its reduced form for all purposes in the manner contemplated hereby. This Section 3.2 and Section 3.1 shall survive the payment of the consideration to JD under this Agreement.




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         4.      Miscellaneous Provisions.

                 4.1 Notices. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be served upon such other party: (a) by personal service upon such other party at such other party's address set forth below in this Section 4.1; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth below in this Section 4.1; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth below in this Section 4.1; or (d) by sending a copy thereof by facsimile to such other party at the facsimile number, if any, of such other party set forth below in this Section 4.1.

                 In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon receipt. In the case of service by mail, such service shall be deemed complete upon reasonable proof of receipt. The address and facsimile number to which, and person to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other party.

                 The current addresses and facsimile numbers of the parties are:

                 If to JD:

                          599 Lexington Avenue
                          Suite 4102
                          New York, New York  10022
                          Telecopier No.:  (212) 317-9230

                 If to the Company:

                          3-D Geophysical, Inc.
                          599 Lexington Avenue
                          Suite 4102
                          New York, New York  10022
                          Telecopier No.:  (212) 317-9230
                          Attention:  Joel Friedman, Chairman

                 with a copy to:

                          Kramer, Levin, Naftalis & Frankel
                          919 Third Avenue
                          New York, New York  10022
                          Telecopier No.:  (212) 715-8000
                          Attention:  Peter S. Kolevzon, Esq.





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                 4.2      Entire Agreement; Amendment; Amendment of Prior
Agreements. This Agreement contains the entire agreement between the parties, merges all prior negotiations, agreements and understandings, if any, and states in full all representations, warranties and agreements which have induced this Agreement. Each party agrees that in dealing with third parties no contrary representations will be made. This Agreement may not be amended, modified or otherwise changed orally but only by an agreement in writing signed by the party against which enforcement of any amendment, modification or change is sought. This Agreement amends and restates in its entirety that certain Termination Agreement dated as of October 1, 1996 between the Company and JD. The consulting agreement between the Company and Megansett Capital, Inc. ("Megansett") dated February 1996 pursuant to which the Company is obligated to pay to Megansett $125,000 in February 1997 is hereby amended to provide that such payment shall be made on January 3, 1997.

                 4.3      Assignment; Binding Nature; Assumption.   This
Agreement shall inure to the benefit of and be enforceable by JD and his personal representatives, heirs, successors and assigns and shall be binding upon the Company, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). The Company will require any such purchaser, successor or assignee expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place. This Agreement may not be assigned by the JD without the prior written consent of the Company, except that JD may assign this Agreement to Megansett, provided that no such assignment shall relieve JD of his obligations under this Agreement and notwithstanding any such assignment, JD shall personally perform the services provided for in Section 2.5.

                 4.4 Nonwaiver. No waiver by any party of any term, provision or covenant contained in this Agreement (or any breach hereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision or covenant (or breach) on any other occasion or as a waiver of any other term, provision or covenant (or of the breach of any other term, provision or covenant) contained in this Agreement on the same or any other occasion.

                 4.5 Remedies. The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein or otherwise available shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein or otherwise available. In the event the Company breaches this Agreement, JD shall be entitled to recover reasonable attorneys fees incurred in connection with enforcing this Agreement.





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                 4.6      Headings; Construction.  The headings in this
Agreement are inserted for convenience only and shall not constitute a part hereof. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) any reference herein to a Section refers to a Section of this Agreement, unless otherwise expressly stated, (iv) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day, and (v) all dollar amounts are expressed in United States funds.

                 4.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be entirely performed therein.


                 4.8 Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.


                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        3-D GEOPHYSICAL, INC.


                                        By:    /s/ JOEL FRIEDMAN
                                           -----------------------------------
                                           Name:   Joel Friedman
                                           Title:  Chairman


                                               /s/ JOHN D. WHITE, JR.
                                           -----------------------------------
                                                   John D. White, Jr.





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